Exhibit 10.2
SCHEDULE
to the
MASTER AGREEMENT
dated as of
April 4, 2002
between
GOLDMAN SACHS CAPITAL MARKETS, L.P.,
a limited partnership organized
under the law of the State
of Delaware
(“Party A”,)
and
COMMERCIAL METALS COMPANY,
a Corporation organized under the law of
Delaware
(“Party B”).
Part 1. Termination Provisions.
     (a) “Specified Entity” means in relation to Party A for the purpose of:—
Section 5(a)(v), J. Aron & Company, Goldman Sachs International, Goldman Sachs&Co.
Section 5(a)(vi), Not Applicable
Section 5(a)(vii), Not Applicable
Section 5(b)(iv), Not Applicable
and in relation to Party B for the purpose of:-
Section 5(a)(v), Affiliates

Section 5(a)(vi), Affiliates
Section 5(a)(vii), Affiliates
Section 5(b)(iv), Affiliates
     (b) “Specified Transaction” will have the meaning specified in Section 14.
     (c) Section 5(a)(i) Failure to Pay or Deliver is hereby amended by deleting in the last line thereof the word “third” and replacing it with the word “first”.
     (d) (i) Section 5(a)(vi) is hereby amended by deleting in the seventh line thereof the words “, or becoming capable at such time of being declared.”
          (ii) The “Cross Default” provisions of Section 5(a)(vi) as amended above will apply to Party A and to Party B.
To the extent such provisions apply:—
“Specified Indebtedness” will have the meaning specified in Section 14.
“Threshold Amount” means U.S. $50,000,000 or its equivalent in another currency.
     (e) Section 5(a)(vii) is hereby amended by: (i) adding in Clause (1) thereof (third line) after the word “merger” and before the closed parenthetical the words “or, in the case of Party A, any Credit Support Provider of Party A, or any applicable Specified Entity of Party A (as the case may be), reconstitution, incorporation, or admission or withdrawal of a partner”; and (ii) adding in Clause (5) (fourteenth line) thereof after the word “merger” and before the closed parenthetical the words “or, in the case of Party A, any Credit Support Provider of Party A, or any applicable Specified Entity of Party A (as the case may be), reconstitution or incorporation”.
     (f) Section 5(a)(viii) is hereby amended by deleting the introductory paragraph in its entirety and replacing it with the following:—
The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, or reorganizes, incorporates, reincorporates, or reconstitutes into or as, another entity and, at the time of such consolidation, amalgamation, merger, transfer, reorganization, incorporation, reincorporation, or reconstitution:—
     (g) Section 5(b)(iv) is hereby amended by: (i) deleting in the fourth line thereof the words “another entity” and replacing them with the words “or reorganizes, incorporates, reincorporates, or reconstitutes into or as, another entity or X, such Credit Support Provider, or such Specified Entity, as the case may be, effects a recapitalization, liquidating dividend, leveraged buy-out, other similar highly-leveraged transaction, redemption of indebtedness, or stock buy-back or similar call on equity”; (ii) deleting in the fifth line thereof the words “the resulting, surviving or transferee” and replacing them with the words “X or any resulting, surviving, transferee, reorganized, or recapitalized”; and (iii) deleting in the seventh line thereof the words “its successor or transferee” and replacing them with the words “any resulting, surviving, transferee, reorganized, or recapitalized entity”.
     (h) The “Credit Event Upon Merger” provisions of Section 5(b)(iv) as amended above will apply to Party A and to Party B.
     (i) The “Automatic Early Termination “ provision of Section 6(a) will not apply to Party A and will not apply to Party B.
     (j) Payments on Early Termination. For the purpose of Section 6(e):-
(i) Loss will apply.
(ii) The Second Method will apply.
     (k) “Termination Currency” means United States Dollars.
Part 2. Tax Representations.
          (a) Payer Representations. For purposes of Section 3(e) of this Agreement, Party A and Party B each make the following representation:—
It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on Clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

     (b) Payee Representations. For the purpose of Section 3(f) of this Agreement, Party B makes the following representations:
It is a United States person within the meaning of Section 770l(a)(30) of the Internal Revenue Service code of 1986, as amended.
Part 3. Agreement to Deliver Documents.
     For the purpose of Sections 4(a)(i) and (ii), each party agrees to deliver the following documents, as applicable:—
(a) Tax forms, documents, or certificates to be delivered are:—
Party A agrees to complete, execute, and deliver to Party B, United States Internal Revenue Service Form W-9 or any successor of such form: (i) as of the date of this Agreements; (ii) promptly upon reasonable demand by Party B; and (iii) promptly upon learning that any such forms previously provided by Party A has become obsolete or incorrect.
Party B agrees to complete, execute, and deliver to Party A, United States Internal Revenue Service Forms 4224, W-8 and 1001, or any successor of such forms: (i) as of the date of this Agreement; (ii) promptly upon reasonable demand by Party A; and (iii) promptly upon learning that any such forms previously provided by Party B has become obsolete or incorrect.
(b) Other documents to be delivered are:—

Party		Date by
required		which	Covered by
to deliver	Form /Document/	to be	Section 3(d)
document	Certificate	delivered	Representation
Party A	Power of Attorney with respect to Party A	At execution of this Agreement	Yes

Party A	Guaranty of The Goldman Sachs Group, Inc. (“Goldman Group”)	At execution of this Agreement	No

Party A	Annual Statement of Financial Condition of Goldman Group	Promptly following demand by Party B	Yes

Party		Date by
required		which	Covered by
to deliver	Form /Document/	to be	Section 3(d)
document	Certificate	delivered	Representation
Party A	Quarterly Statement of Financial Condition of Goldman Group	Promptly following demand by Party B	Yes

Party B	Certified incumbency certificate or other evidence of authority and specimen signatures with respect to Party B and its signatories	At execution of this Agreement	Yes

Party B	Annual Financial Statement of Party B	Promptly following demand by Party A provided, however, such demand may not be made less than 90 days after the end of the most recent fiscal year	Yes

Party B	Quarterly Financial Statement of Party B	Promptly following demand by Party A provide, however, such demand may not be made less than 45 days after the end of the most recent fiscal quarter	Yes
Part 4. Miscellaneous.
(a) Addresses for Notices. For the purpose of Section 12(a):—
Address for notices or communications to Party A:—

Address: 85 Broad Street
      New York, New York 10004
Attention: Capital Markets Group
Telex No.: 421344 Answerback: GOLSAX
Facsimile No.: 212-902-0996 Telephone No.: 212-902-1000
Electronic Messaging System Details: None.
With a copy to:
Address: 85 Broad Street
     New York, New York 10004
Attention: Treasury Administration
Telex No.: 421344 Answerback: GOLSAX
Facsimile No.: 212-902-3325 Telephone No.: 212-902-1000
Electronic Message System Details: None.
Address for notices or communications to Party B:—
Address: 7800 Stemmons Freeway
     Dallas, Texas 75247
Attention: William Larson
Facsimile No.: (214) 659-5890 Telephone No.: (214) 689-4325
Electronic Messaging System Details: None
     (b) Process Agent. For the purpose of Section 13(c):—
     Party A appoints as its Process Agent:
Goldman, Sachs & Co.
85 Broad Street

New York, New York 10004
Attention: Legal Department
Telex: 421344 Answerback: GOLSAX
Facsimile No.: 212-902-4140/3876
Telephone No.: 212-902-1000
Party B appoints as its Process Agent in the Borough of Manhattan, City, County, and State of New York: Not applicable
     (c) Offices: Multibranch Parties.
     (i) The provisions of Section 10(a) will be applicable.
     (ii) For the purpose of Section 10(c):—
Party A is not a Multibranch Party.
Party B is not a Multibranch Party.
     (d) Calculation Agent. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction.
     (e) Credit Support Document. Details of any Credit Support Document, each of which are incorporated by reference in, and made part of, this Agreement and each Confirmation (unless provided otherwise in a Confirmation) as if set forth in full in this Agreement or such Confirmation:-
     (i) Guaranty dated the date hereof by Goldman Group in favor of Party B as beneficiary thereof.
     (f) Credit Support Provider.
     (i) Credit Support Provider means in relation to Party A, Goldman Group.
     (g) Governing Law. This Agreement and each Confirmation will be governed by, and construed and enforced in accordance with, the law of the State of New York (without reference to its choice of law doctrine).

     (h) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of Subparagraph (i) thereof the word “non-”; and (ii) deleting the final paragraph thereof.
     (i) Netting of Payments, Subparagraph (ii) of Section 2(c) will not apply to Transactions with effect from the date of this Agreement. Notwithstanding any provision to the contrary in Section 2(c), unless otherwise agreed by the parties in writing, the netting provided for in Section 2(c) will not apply separately to any pairing of branches or offices through which the parties make and receive payments or deliveries. as a result, all payments due from one party (regardless of the branch or office) and all payments due from the other party (regardless of the branch or office) will be subject to netting if such payments are due on the same date.
     (j) “Affiliate” will have the meaning specified in Section 14; provided, however, that for purposes of Section 3(c), such term shall only refer to any Credit Support Provider of the party and/or any party that is a Specified Entity for Bankruptcy.
Part 5. Other Provisions.
     (a) Accuracy of Specified Information. Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period the words “or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person.”
     (b) Transfer. Section 7 is replaced in its entirety by the following:
“Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, which consent will not be arbitrarily withheld or delayed, except that:
     (a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger into, or transfer of all or substantially all its assets to or reorganization, incorporation, reincorporation, or reconstitution into or as, another entity (but without prejudice to any other right or remedy under this Agreement);
     (b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e); and
     (c) in addition to, and not in lieu of, the preceding transfer rights, Party A may, without recourse, transfer this Agreement (in whole and not in part only) to any of Party A’s United States Affiliates, provided that:
(i) Equivalent Creditworthiness: Goldman Group (or another entity with a credit rating at least equal to that of Goldman Group) must guarantee such transferred obligations of the transferee pursuant to a guaranty in substantially the form of the guaranty of Goldman Group specified in this Agreement, or such transferee must have a credit rating at least equal to that of Goldman Group:
(ii) No Gross-up: Party B will not be required to pay to the transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii), or 6(e)) greater than the amount in respect of which Party B would have been required to pay to Party A in the absence of such transfer;
(iii) No Withholding: Party B will not, receive a payment from which an amount has been withheld or deducted, on account of a Tax under Section 2(d)(i) (except in respect of interest under Section 2(e), (6)(d)(ii), or 6(e)), in excess of that which Party A would have been required to so withhold or deduct in the absence of such transfer, unless the transferee would be required to make additional payments pursuant to Section 2(d)(i)(4) corresponding to such withholding or deduction;
(iv) Not Unlawful: It does not become unlawful for either party to perform any obligation under this Agreement as a result of such transfer; and
(v) No Event of Default: an Event of Default does not occur as a result of such transfer.
With respect to the results described in Clauses (ii) and (iii) above, Party A will cause the transferee to make, and Party B will make, such reasonable Payer Tax Representations and Payee Tax Representations as may be manually agreed upon by the transferee and Party B in order to permit such parties to determine that such results will not occur upon or after the transfer.
(c) Reference Market-makers. The definition of “Reference Market-makers” in Section 14 is hereby amended by adding in the fourth line thereof after the word “credit” the words “or to enter into transactions similar in nature to Transactions”.
     (d) Definitions and Addenda. This Agreement, each Confirmation, and each Transaction are subject to the 2000 ISDA Definitions (the “Definitions”).
     (e) Confirmations. On or promptly following the Trade Date or other transaction date of each Transaction, Party A will send to Party B a Confirmation. Party B will promptly thereafter confirm the accuracy of (in the manner required by Section 9(e)), or request the correction of, such Confirmation (in the latter case, indicating how it believes the terms of such Confirmation should be correctly stated and such other terms which should be added to or deleted from such Confirmation to make it correct).
     (f) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.
     (g) Section 6 Early Termination is hereby amended by adding the following:
“(f) Set-off. Any amount (the “Early Termination Amount”) payable to one party (the Payee) by the other party (the Payer) under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) has occurred, will, at the option of the party (“X”) other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the “Other Agreement Amount”) payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off so effected under this Section 6(f).
For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.
If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.
Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).”
     (h) Agreements: Furnish Specified Information. Section 4(a) is hereby amended by adding at the end thereof the following paragraph:-
     Notwithstanding the foregoing provisions of this Section 4(a), the parties agree that, pursuant to the terms of the Power of Attorney with respect to Party A referred to in Part 3(b) of this Schedule, any one or more of the officers of Party A’s general partner who has been designated as an agent and attorney-in-fact of Party A will so deliver to Party B or such government or taxing authority the specified or requested forms, documents, or certificates; provided, however, that in the event the requested form, document, or certificate as delivered in the manner set forth in this paragraph fails to satisfy the requirements of law at any time, such failure will not be deemed a breach or violation of this Section 4(a) or any other provision of this Agreement.
     (i) Credit Support Default. Subparagraph (3) of Section 5(a)(iii) is hereby amended by adding in the second line thereof after the word “Document” and before the semicolon the words “(or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf)”.
     (j) Escrow. If, by reason of the time difference between the cities in which payments or deliveries are to be made under Section 2(a)(i) or otherwise, it is not possible for simultaneous payments or deliveries to be made on any date on which both parties are required to make payments or deliveries hereunder, either party may at its option and in its sole discretion notify the other party that payments or deliveries on such date are to be made in escrow. In such case, the deposit of the payment or delivery due earlier on that date must be made by 2:00 p.m. (local time at the place for the earlier payment or delivery) on that date with an escrow agent that is a commercial bank, independent of either party, with a minimum net worth of US $100,000,000 or its equivalent in another currency, selected by such notifying party, accompanied by irrevocable payment or delivery instructions (i) to release the deposited payment or delivery to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment or delivery from the other party on the same date accompanied by irrevocable payment or delivery instructions to the same effect, or (ii) if the required deposit of the corresponding payment or delivery is not made on that same date, to return the payment or delivery deposited to the party that paid or delivered into escrow. The notifying party must pay the costs of the escrow arrangements and shall cause those arrangements to provide that (A) in the case of a payment obligation under Section 2(a)(i), the intended recipient of the payment due to be deposited first shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds the deposited payment (at 11:00 a.m. local time on that day) if the payment is not released by 5:00 p.m. local time on the date it is deposited for any reason other than the intended recipient’s failure to make the escrow deposit it was required to make in a timely manner, and (B) in the case of a delivery Obligation under Section 2(a)(i), the intended recipient of the delivery due to be deposited first shall be entitled to compensation as and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement or as otherwise agreed upon by the parties if the deposited delivery is not released by 5:00 p.m. local time on the date it is deposited for any reason other than the Intended recipient’s failure to make the escrow deposit it was required to make in a timely manner.
     (k) Additional Representations. Section 3 is hereby amended by adding the following additional Subsections:
     (g) No Agency. It is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).
     (h) Eligible Contract Participant. It is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act.
     (i) No Reliance. In connection with the negotiation of, the entering into, and the confirming of the execution of, this Agreement, any Credit Support Document to which it is a party, and each Transaction: (i) the other party is not acting as a fiduciary or financial or investment advisor for it; (ii) it is not relying upon any representations (whether written or oral) of the other party other than the representations expressly set forth in this Agreement and in such Credit Support Document; and (iii) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.
     (j) Financial Institution. Solely with respect to Party A, it is a “financial institution” as defined in the FDIC Improvement Act of 1991 and Regulation EE promulgated by the Federal Reserve Board thereunder.

(l) EMU, Unless specifically agreed otherwise in the Confirmation of a Transaction, the parties agree to be bound by the provisions of the ISDA EMU Protocol and Annexes 1 to 5 thereto published by the International Swaps and Derivatives Association, Inc. (“ISDA”) on May 6, 1998 (the “Protocol”), which definitions and provisions are deemed to be incorporated by reference herein, to the same extent as if the parties had, in accordance with the terms of the Protocol, taken all necessary steps to be bound by its provisions, including executing and effectively delivering Adherence Letters to ISDA on or before September 30, 1998 specifying all Annexes as being applicable.
     IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

GOLDMAN SACHS CAPITAL MARKETS, L.P.
By:	Goldman Sachs Capital
Markets, L.L.C.,
General Partner

By:	/s/ John Eisenberg
	Name:	John Eisenberg
	Title:	Managing Director
	Date:	4/4/02

Commercial Metals Company
By:	/s/ William B. Larson
	Name:	William B. Larson
	Title:	VP & CFO
	Date:	4/4/02